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World Health Alternatives, Inc. Form SB-2 Post-Effective Amendment 10

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 10

                    COMMISSION REGISTRATION NUMBER 333-84934

                         WORLD HEALTH ALTERNATIVES, INC.

          Florida                            7375                   04-3613924
  (State or jurisdiction of         (Primary Std. Industrial       IRS Employer
incorporation or organization)     Classification Code Number)      ID Number)


            300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235
                                 (412) 829-7800
            ---------------------------------------------------------
          (Address and telephone number of principal executive offices)


           300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                               Marc P. Taxay, Esq.
                              Cohen & Grigsby, P.C.
                          11 Stanwix Street, 15th Floor
                         Pittsburgh, Pennsylvania 15222
                                 (412) 297-4900
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                             (All communications to)
                             -----------------------
                               Marc P. Taxay, Esq.
                              Cohen & Grigsby, P.C.
                          11 Stanwix Street, 15th Floor
                         Pittsburgh, Pennsylvania 15222
                    Tel: (412) 297-4900 / Fax: (412) 209-0672

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                                EXPLANATORY NOTE

                          DEREGISTRATION OF SECURITIES

     On March 26, 2002, World Health Alternatives, Inc., a Florida corporation (the "Registrant"), filed a registration statement on Form SB-2 (No. 333-84934) (the "Registration Statement") using a "shelf" registration process to register 1,743,700 shares of common stock held by certain shareholders of the Registrant (the "Selling Shareholders"). On June 28, 2002, the Commission declared the Registration Statement effective. The Registration State was subsequently amended to register a total of 3,487,400 shares of common stock held by the Selling Shareholders following a 2-for-1 stock split effective October 7, 2002. Since that time and from time to time, the Registrant has filed prospectus supplements under the Registration Statement offering shares of common stock in connection with the acquisition of Better Solutions, Inc. In all, the Selling Shareholders sold a total of 3,335,400 shares under the Registration Statement, with 152,000 shares of common stock remaining unsold.

     The Registrant and the Selling Shareholders no longer desire to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 10 to the Registration Statement is being filed to deregister, as of the date hereof, all of the shares that remain unsold under the Registration Statement.

     This Post-Effective Amendment No. 10 to the Registration Statement replaces in its entirety the Post-Effective Amendment No. 9 to the Registration Statement which was filed with the Commission on November 26, 2003.



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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment on Form SB-2 and has duly caused and authorized this Post-Effective Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Pittsburgh, Pennsylvania on December 5, 2003.

By:    /s/ Marc D. Roup
   ---------------------------------

Marc D. Roup
Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 10 to the Registration Statement was signed by the following persons in the capacities and on the dates indicated.


By:  /s/  Richard E. McDonald
   -----------------------------------------

Richard E. McDonald
President, Principal Financial Officer, Principal Accounting Officer, Chairman of the Board of Directors
December 5, 2003


By:  /s/  Marc D. Roup
   ---------------------------------

Marc D. Roup
Director
December 5, 2003